EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3 and related Prospectus of CytRx Corporation for the registration of 6,113,448 shares of its common stock and to the incorporation by reference therein of our report dated March 25, 2003, with respect to the consolidated financial statements and schedule of CytRx Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Atlanta, Georgia
October 14, 2003

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